Exhibit 10.16

CERTAIN MATERIAL (INDICATED BY THREE ASTERISKS) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

STORAGE CONTRACT

1.	Contract number

No:	2011-09
Dated:	30-09-2011

2.	Euro Tank Terminal BV (the Company)

Euro Tank Terminal BV

PO Box 1000

3180 AA Rozenburg

The Netherlands

3.	Principal/Client

Vitol S.A.

Boulevard Du Pont D’Arve 28

P.O. Box 384

1211 GENEVA

Switzerland

4.	Storage period

Duration:	5 years
Start:	01-02- 2012*
End:	31-01- 2017*

At the expiry of this period the Client shall have first right to the contracted capacity. Twelve (12) months prior to expiry both Parties shall negotiate the terms and conditions for a contract renewal for a period to be mutually agreed upon.

*	The start date and end date are indicative. 6 months prior to the indicated start date the Company shall give a Revised Indicative Start date. 3 months prior to the Revised Indicative Start date the Company and the Client shall agree on a Firm Start Date that shall be binding on both Parties. The contract duration of 5 years shall commence upon start of operations. The final end date shall be calculated based on the exact date of start of operations plus 5 years.

5.	Products

Jet A1 and components

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6.	Storage location (Terminal)

Eurotank Terminal BV

Moezelweg 151

3198 LS Europoort—Rotterdam

Netherlands

Port and Draft restrictions	: Ref. Appendix 1
Opening hours of the terminal	: Ref. Appendix 1
Nominations and Operational procedures	: Ref. Appendix 2

7.	Contractual Capacity

Contractual capacity :	137,000m3

Products will be stored on a dedicated basis.

Tank	Contractual Capacity (m3)	Nett capacity (m3)	Roof Type	Product	Filter+water separator	Certified*	Dewatering Unit
TK 303	41,500	TBD	Domed+Floating	Jet A1	Yes	Yes	Yes
TK 304	41,500	TBD	Domed+Floating	Jet A1	Yes	Yes	Yes
TK 401	54,000	TBD	Domed+Floating	Jet A1	Yes	Yes	Yes

The tanks are Class 1, meaning suitable for handling of product with a flashpoint <21°c and an

RVP < 14.7 psi.

*	for barge and DPO deliveries

8.	Means of delivery

Receipt ex seagoing vessel, barge, DPO or pump-over

Redelivery into seagoing vessel, barge, DPO pipeline, railtankcar or pump over

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9.	Rates (expressed in Euro)

a. Tank rental (from 2012)	[***]

Expressed in cubic meter (M3) per contractual capacity per month or part thereof.

Tank rental rate includes:

•	Delivery from seagoing vessel or barge (in min. parcel size 800 Mt)

•	Redelivery into seagoing vessel or barge (min. parcel size 800 Mt)

•	Storage during the period

•	Standard documentation on ship’s departure at terminal (B/L, AAD, T1, Timesheet, Master receipt document)

•	[***] free throughputs per [***] (calculated as 1 import and export of the net tank capacity)

•	[***] filter replacements per year

•	De-watering of tank via water-separator

b.	Additional Throughput Surcharge

[***] throughputs:	[***]
[***] throughputs:	[***]
[***] throughputs:	[***]

Charged on the difference, expressed in M3 at 15°c, between the actual throughput per year and the free throughput mentioned in paragraph a), per M3.

c. Pumpover fee	[***]

Per M3 at 15°c pumped over from shoretank to shoretank within the Terminal.

A minimum charge based on [***] m3 per operation shall apply.

d. Homogenisation/Circulation fee per hour (in shore tank)	[***]

Minimum [***] hours per operation.

e. Board-to-board Surcharge (using 1 berth)	[***]

Minimum quantity of [***] MT per parcel, per M3 at 15°c.

f. Handling of additives	[***]

Expressed in Euros per operation.

Delivery, receipt and operation of additives shall take place after consultation with the Terminal. This rate is the all-in rate for Stadis additiviation (excluding Stadis).

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

g. Railtankcar loading per MT loaded (Min 10 RTC’s)	[***]

h. Additional Services (per document)	[***]

Supply of Certificate of Origin (not counter-signed by Chamber of Commerce),

EUR1, Form A, INF3, ATR

i. DPO delivery (per M3)	[***]

j.	Water on Board

In case water is found on board or in tank after discharge, water will be drained, removed and disposed of at the cost charged by the contractor with a surcharge of [***]% for coordination, handling and administration costs.

Rates exclude:

VAT and any other taxes, levies, fees, quay dues, port charges, and any other 3rd party fees charged by 3rd parties such as the Port authority, Customs, Ship’s representative and Cargo representative etc… Company will invoice these fees to the Client [***] by the Company.

10.	Terms of Operation

Oil movement planning including quality and quantity must be clearly identified and detailed by the Client in writing and intimated to the Company well in advance for execution. The Company will not be responsible for any effect of oil movement planning whatsoever. In implementing the oil movement planning, the Company shall follow the instructions of the Client, but the Client should always observe and consider the Quality and Quantity requirements of tank heels bottoms i.e. ROB.

11.	Product Acceptance procedure

Upon nomination of a vessel/barge for a discharge operation the Client shall provide actual specifications of the cargo on board, containing at least the following:

•	Density

•	Freewater

•	Colour

•	Conductivity

•	Temperature

•	Viscosity

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

The product shall meet all of the following criteria:

Specification	Max/Min		Method
Temperature	45	°c

If the Terminal requests all or any of the abovementioned specifications and is not properly informed by the Client the Terminal shall have the right to refuse discharge. If product does not meet the abovementioned specification Company shall have the right to refuse discharge.

Terminal shall also be informed of SDS and REACH Number for each delivery prior to discharge.

12.	Tank cleaning

Tanks are prepared for their respective products prior to commencement of the Contract. On completion of the Contract the tank shall be re-delivered in a state suitable for CPP storage. If required, cleaning shall have taken place prior to contract expiry. Costs involved in cleaning the tanks to their original condition in preparation for the next service and the disposal of wastes if any are to the Client’s account. A copy invoice of the cleaning company will be attached to our invoice with a surcharge of [***]% for coordination and administration costs.

13.	Dyeing

Adding of dye can only be performed on board and not in tank or line of the terminal.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

14.	Contractual loss

Contractual loss during Operations and Storage will be actual loss as determined after unloading & loading operations on basis of the shore tanks gauging. Product losses will be to the account of the Client.

15.	Rates/conditions are exclusively for the client

The client is not authorised to cede or subcontract the Contractual Capacity as well as any right granted by this Contract without the Terminal prior written approval.

Sub-leasing of Clients tank to a 3rd Party

In case the Client wishes to sub-lease one or more of the contracted tanks it may request the Company to do so on its behalf. In this case the Company shall at its discretion approach potentially interested parties and negotiate a sub-lease contract acceptable to the Client for the tank and period agreed with the Client provided that:

(i)	the Client remains fully responsible for the performance of the sublease contract and especially the payment of the rates outlined in Article 9, in the event that a sub-lessee fails to honor its commitments.

(ii)	the sublease termination date is always earlier than the termination date of the present Contract

(iii)	the sublease does not comprise any option to renew or extend or increase the duration or the capacity or any conditions referred to in the Sub lease Agreement.

The Client is not allowed to enter into any direct negotiations or discussions concerning its contracted tanks with a 3rd Party and the Company is under no obligation to accept any 3rd parties as a sub-lessee. In case the company is not able to find a sub-lessee on its own accord the Client may propose a suitable alternative, approval of which shall not be unreasonably withheld.

The proceeds of any sub-lease arrangement shall be divided equally between Company and Client.

3rd Party Supply Chain Clients

Notwithstanding the above, the Client may make arrangements with 3rd Parties with which it has entered into a supply chain contract for joint operation of its tanks. In such cases the title and risk of the product shall always remain with the Client, and all payable fees shall continue to be paid by the Client at all times, irrespective of to whom a service was rendered. The Client shall inform the Company of any such 3rd Party supply-chain arrangements including operational particulars prior to such arrangement taking effect.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

16.	Index / escalation clause

The rates in Article 9 will be (de)escalated by the CPI as published by the Netherlands CBS annually. Initial rates in 2012 are as stated in Article 9a and b. The escalation per year will be capped at [***]%. In case the actual CPI escalation exceeds [***]%, the Company and Client agree to review whether a larger escalation in rates is justified by the actual cost increases faced by the Company in the performance of its day-to-day business.

Invoicing and payment

Tank Rental fee will be invoiced monthly; invoices will be issued at the beginning of each calendar month, in advance. All other charges (Pumpovers, Homogenization, Additivation, Additional throughput, etc…) for any other services rendered will be invoiced upon expiry of the month in which the respective service was rendered.

Excess throughput as per Article 9b shall be invoiced on a monthly basis once the free throughput allowed under this contract has been achieved.

Invoices are payable in the currency as invoiced and within 15 days after the date of invoice and before final lifting of product.

17.	Insurance

a)	Title and risks of the oil products will remain with Client at all time.

b)	Client will be responsible for insuring the oil stored under this Contract at their cost and expense.

c)	Both Parties will be responsible for procuring third party liability insurance to cover their respective legal liabilities arising from their responsibilities under this Contract.

d)	Company shall at no time be liable for any damage to or loss of product stored.

18.	General terms and conditions

The General Conditions for Tankstorage in the Netherlands (VOTOB) and the VOTOB jetty conditions shall be applicable to this Contract.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

19.	Modification of the General Conditions

The provisions set forth in the Contract may be modified by a decision of the Terminal in accordance with technical or legal requirements. In this case the Terminal shall endeavour to give at least three months notice, except in the event of urgency in particular regarding regulations and safety measures.

By exception to the abovementioned General Conditions, the Parties agree that in case any storage capacity of the Client becomes unavailable due to maintenance or repairs undertaken by ETT, the tank rental rate mentioned in Article 9a will be [***] for the period that the capacity is unavailable.

20.	Equity Clause

In the event of unexpected, heavy changes in exploitation costs, or important disruption of the general economy, or any duty or tax not already included, the parties to this Contract will meet to discuss the necessity of modifying part or all of the conditions of this Contract.

21.	Law and jurisdiction:

Dutch law and English language will govern the present Contract.

For every dispute not settled amicably the only qualified jurisdiction will be Rotterdam Courts.

22.	Notices

All notices which may be given under any provisions of this Contract shall be in writing in English and deemed to have been duly given when (a) served by (i) facsimile or other written electronic means and communication confirmed by registered airmail, (ii) personally or (iii) mailed by certified or registered first class mail, return receipt requested, postage prepaid and (b) properly addressed to the Parties at their addresses first above written or to such other address as each of the Parties may designate in writing to the other Parties in the manner provided in this Clause 13, together with copies as follows:

In case of notice to ETT:

Euro Tank Terminal BV

PO Box 1000

3180 AA Rozenburg

The Netherlands

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

In case of notice to Vitol Distillate Matrix

Vitol Distillates

Vitol S.A.

Boulevard Du Pont D’ Arve 28

P.O. Box 384

1211 GENEVA

Euro Tank Terminal BV	Vitol SA

/s/ Mr. Arjen Schneiders	/s/ Mr. Kenya Matsumoto
Mr. Arjen Schneiders	Mr. Kenya Matsumoto

Date: 30-09-2011	Date: 30-09-2011

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix 1

Jetties available for jet loading and discharge operations

Jetty No.	Draught (m)	Max Beam (m)	Min/Max LOA (m)	Operational Date
Sea going vessels berths
Jetty “Caland” outside West (D)	17.85	not restricted	125–280	Operational
Max freeboard 2.29 m x 20.54 m

(*)	If “Caland” outside Center is used, “Caland” outside East is not available and “Caland” outside West will be restricted.

Jetty 1 (M)	16.00	not restricted	80–260	TBA
Max freeboard 2.29 m x 20.54 m
Barges berths
Berth G	4.62	22	max 135	TBA
Berth H	4.62	22	max 135	TBA
Berth P	4,62	22	max 135	TBA
Berth Q (Certified Jet)	7.00	22	max 135	TBA

1.	Above stated draughts are general figures. Contact the local harbour authorities for the latest draught restrictions.

Minimum vessel capabilities

Vessels calling at the Terminal with a DWT tonnage of more than 25,000 shall be able to maintain a minimum pumping or receiving rate of 1000 m3 per hour or 7 bar at the ships manifold.

Vessels calling at the Terminal with a DWT tonnage between 10,000 and 25,000 shall be able to maintain a minimum pumping or receiving rate of 800 m3 per hour

Vessels calling at the Terminal with a DWT tonnage between 5,000 and 10,000 shall be able to maintain a minimum pumping or receiving rate of 600 m3 per hour.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Vessels calling at the Terminal with a DWT tonnage lower than 5,000 shall be able to maintain a minimum pumping or receiving rate of 400 m3 per hour.

In the event that the abovementioned performance criteria are not met by a vessel, the Terminal shall have the right to unberth such vessel if it is causing delays to other vessels’ operations.

Surveying

Before loading and unloading of vessels the Principal must appoint an independent surveying company. When failing to do so the Terminal may nominate one, on behalf of the Principal and all costs will be for account of and invoiced to the Principal.

Working hours and overtime:

For operations the Terminal is working on a 365/7/24 basis

For emergency please contact key-personnel at below stated phone numbers.

Emergency contact details Key-personnel:

General Manager	: A.G.M. Schneiders
E-mail	: asn@ett.vtti.com
Tel	: 0181-240024

Terminal Manager	: C. Saaltink
E-mail	: cls@ett.vtti.com
Tel	: 0181-240024

Manager Customer Services	: D.C.N.H. de Beaumont
E-mail	: ddb@ett.vtti.com
Tel	: 0181-240024

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix 2

NOMINATION AND OPERATIONAL PROCEDURES

All activities performed by Customer Services (CS) and Operations, involving movement of product physically or administrative at the Terminal are backed by a formal order from the customer.

Orders performed at the Terminal:

AST	Administrative Stock Transfer

BLE	Blending

CLN	Tank cleaning

DBA	Discharge barge

DTR	Discharge truck

DVE	Discharge vessel

HEA	Heating

HOM	Homogenising

IMP	Importation

ITS	In-tank-sale

LBA	Load barge

LVE	Load vessel

MAI	Maintaining

SDC	Stock density correction

SER	Generic services

STR	Stock transfer

TTT	Tank-to-tank transfer

WAS	Washing/ treatments

WDR	Water draining

All load or discharge nominations and other orders are to be received in writing via e-mail to the attention of Customer Services.

Customer Services receives the nominations/orders and enters these into TOMCAT. This is the terminal enterprise resource program.

Nominations for loading or discharging should at least include the following:

a.	Type operation: Loading or Discharging, Tank-to-tank transfer

b.	Name of vessel/barge

c.	Name of tank(s) involved

d.	Estimated Time of Arrival (ETA)

e.	Name product/ quality

f.	Quantity per tank in m3 L15 or mt (vac)

g.	Surveyor appointed

h.	Customs status

i.	Document instructions: draft B/L one working day prior to departure.

j.	In case load nominations: receiver details, Name + Full address, excise number

k.	In case discharge nominations: Analyses of product before discharging, SDS

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Customer Services approves nominations received based on the above. If one or more items are missing, the customer is informed accordingly and the order is not further processed.

Once the missing items are received the order is processed.

Before handing over the nomination to Operations the order is checked again. When all relevant information is inserted into TOMCAT, the order is activated.

From this moment Operations is able to start the discharge or load operation.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.